As filed with the Securities and Exchange Commission on April 23, 1996

                                      Registration No. 33-___________

=====================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                Under the Securities Act of 1933

                    JOHNSTON INDUSTRIES, INC.
     ______________________________________________________
     (Exact name of registrant as specified in its charter)

           Delaware                         11-1749980
 _______________________________         ___________________
 (State or other jurisdiction of         (I.R.S. Employer
  incorporation or organization)          Identification No.)


    105 Thirteenth Street                   31901
      Columbus, Georgia                   __________
    _____________________                 (Zip Code)
    (Address of principal
      executive offices)

                   THE JUPITER NATIONAL, INC.
             AMENDED AND RESTATED STOCK OPTION PLAN
             ______________________________________
                    (Full title of the plan)

                         John W. Johnson
                    Johnston Industries, Inc.
                      105 Thirteenth Street
                     Columbus, Georgia 31901
                         (706) 641-3140
  ____________________________________________________________
  (Name, address and telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
=====================================================================
                            Proposed      Proposed
                             maximum      maximum
  Title of     Amount to    offering     aggregate     Amount of
 securities       be        price per     offering    registration
   to be      registered      share        price          fee
 registered
- ---------------------------------------------------------------------
Common
stock, $0.10    410,514       *(3)          *(3)      $350.00 (3)
par value       (1)(2)
=====================================================================
(1) Shares of common stock, par value $0.10 per share, of the registrant ("Shares") issuable upon the exercise of outstanding options granted under The Jupiter National, Inc. Amended and Restated Stock Option Plan (the "Plan").
(2)  Plus such additional Shares as may be made available in order to adjust for a change in capitalization.
(3)  Outstanding options granted under the Plan are exercisable at prices per share of $1.979 (287,360 Shares) and $3.624
     (123,154 Shares).  The registration fee for the foregoing
     shares is based upon such exercise prices.
=====================================================================

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

    (a) The Company's Transition Report on Form 10-K for the transition period July 1, 1995 to December 30, 1995.

    (b)  All other reports filed by the Company pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in Item 3(a) above.

    (c) The description of the common stock of the Company, par value $.10 per share (the "Common Stock"), contained in the Company's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all shares of the securities offered then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that the directors and officers of the Company may, under certain circumstances, be indemnified by the Company against all expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the Company, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 145 of the DGCL also provides that directors and officers of the Company are entitled to such indemnification by the Company to the extent that such persons are successful on the merits or otherwise in defending any such action, suit or proceeding.

         The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Delaware now or hereafter in force, including the advance of expenses under the procedures provided by such laws.

         The Company's Certificate of Incorporation also provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in which such director shall be liable under Section 174 of Title 8 of the Delaware Code or by reason of such director having (i) breached his duty of loyalty to the Company or its stockholders, (ii) not acted in good faith,
(iii) acted in a manner involving intentional misconduct or a knowing violation of law or (iv) derived an improper personal benefit.

         The Bylaws of the Company also provide that the Company's directors and officers shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but no amendment or repeal of any provision of law shall adversely affect any right to indemnification provided thereunder arising prior to such amendment or repeal).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT NO.                DESCRIPTION OF EXHIBIT



   4.1     Certificate of Incorporation of the Company
           (incorporated by reference to Exhibit 3.1(a) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995).

   4.2 Certificate of Amendment of the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(b) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995).

   4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form
           10-K for the fiscal year ended June 30, 1995).

   5.1     Opinion of Fried, Frank, Harris, Shriver & Jacobson.

   23.1    Consent of Deloitte & Touche LLP.

   23.2    Consent of Fried, Frank, Harris, Shriver & Jacobson
           (included in Exhibit 5.1 to this Registration
           Statement).

   24.1    Powers of Attorney (included on pages II-5 and II-6).


ITEM 9.  UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)   to include any prospectus required by
                    Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii) to include any material information with
                    respect to the plan of distribution not
                    previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on April 17, 1996.

                              JOHNSTON INDUSTRIES, INC.


                              By    /s/ Gerald B. Andrews
                                    _____________________

                              Name:  Gerald B. Andrews
                              Title: President and Chief
                                     Executive Officer


         The officers and directors of Johnston Industries, Inc. whose signatures appear below hereby constitute and appoint David
L. Chandler, Gerald B. Andrews, and John W. Johnson, and each of them, their true and lawful attorneys and agents, each with power to act alone, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this Registration Statement of Johnston Industries, Inc. on Form S-8. Each of the Undersigned does hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          SIGNATURE                 TITLE               DATE



      /s/Gerald B. Andrews    President and        April 17, 1996
      _____________________   Chief Executive
      Gerald B. Andrews       Officer and
                              Director (Principal
                              Executive Officer)


      /s/ John W. Johnson     Vice President and   April 17, 1996
      _____________________   Chief Financial
      John W. Johnson         Officer (Principal
                              Accounting
                              Officer)

          SIGNATURE                 TITLE               DATE


      /s/ David L. Chandler        Director        April 17, 1996
      _____________________
      David L. Chandler


      /s/ J. Reid Bingham          Director        April 17, 1996
      _____________________
      J. Reid Bingham


      /s/ John A. Friedman         Director        April 17, 1996
      _____________________
      John A. Friedman


                                   Director        April __, 1996
      _____________________
      William J. Hart


      /s/ Gaines R. Jeffcoat       Director        April 17, 1996
      _____________________
      Gaines R. Jeffcoat


                                   Director        April __, 1996
      _____________________
      C. John Kjorlien

                          EXHIBIT INDEX


EXHIBIT NO                DESCRIPTION OF EXHIBIT
    .


   4.1     Certificate of Incorporation of the Company
           (incorporated by reference to Exhibit 3.1(a) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995).

   4.2 Certificate of Amendment of the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1(b) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995).

   4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Annual Report on Form
           10-K for the fiscal year ended June 30, 1995).

   5.1     Opinion of Fried, Frank, Harris, Shriver &
           Jacobson.*

   23.1    Consent of Deloitte & Touche LLP.*

   23.2    Consent of Fried, Frank, Harris, Shriver & Jacobson
           (included in Exhibit 5.1 to this Registration
           Statement).

   24.1    Powers of Attorney (included on pages II-5 and II-
           6).

_______________________

*  Filed herewith.







                               E-1